[letterhead of Netherland, Sewell and Associates, Inc.]

EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (the "Registration Statement") of our estimates of reserves of The Exploration Company of Delaware, Inc. (the "Company"), included in the Company's Annual Report on Form 10-K, for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

NETHERLAND SEWELL & ASSOCIATES, INC.

By: /s/ C.H. Scott Rees______________
C.H. (Scott) Rees III President and Chief Operating Officer

Dallas, Texas
June 17, 2004